UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 12, 2019
CSP Inc.
(Exact name of registrant as specified in its charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-10843 (Commission File Number)	04-2441294 (IRS Employer Identification Number)
175 Cabot Street - Suite 210, Lowell, MA 01854 (Address of Principal Executive Offices) (Zip Code)
(978) 954-5038 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSPI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by CSP Inc. (the “Company”) with the Securities and Exchange Commission on February 14, 2019 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how often it will conduct shareholder advisory votes on executive compensation paid to the Company’s named executive officers. No other changes have been made to the Original Filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(d)      On February 12, 2019, the Company’s stockholders held a non-binding advisory vote regarding the preferred frequency for holding advisory stockholder votes to approve the compensation paid to the Company’s named executive officers. Stockholders voted for the Company to hold an advisory vote to approve the compensation paid to the Company’s named executive officers every year, which was consistent with the Board recommendation in the proxy material. In light of the of the stockholders’ vote for the Company to hold the advisory vote every year, the Board of Directors has determined that the Company will hold a non-binding advisory vote to approve the compensation paid to the Company’s named executive every year and until the next required vote on the preferred frequency of stockholder advisory votes on executive compensation, which is scheduled in 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP Inc.

By:   /s/ Gary W. Levine
Name:   Gary W. Levine
Title:     Secretary

Dated: May 17, 2019